                                                                    Exhibit 10-h

                               NORDSON CORPORATION
                                 ASSURANCE TRUST

             THIS TRUST AGREEMENT, made as of the 11th day of December, 1998 is
between Nordson Corporation, an Ohio corporation ("Nordson"), and [         ]
(the "Trustee").

             WHEREAS, Nordson is obligated to provide certain supplemental pension benefits to certain of its employees and to provide benefits pursuant to certain other deferred compensation and executive compensation arrangements, including agreements with certain of its executives under which those executives may become entitled to payments and benefits after a change in control of Nordson;

             WHEREAS, Nordson desires to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein and that shall be subject to the claims of the creditors of Nordson in the event that Nordson becomes Insolvent (as defined in Section 5.1 below), until distributed as provided herein or returned to Nordson; and

             WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

             NOW, THEREFORE, Nordson and the Trustee do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

             Article 1.  Establishment of Trust

             1.1 Nordson hereby deposits with the Trustee in trust $100, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

             1.2 The Trust hereby established may be revoked by Nordson at any time before the occurrence of the first to occur of (a) a Funding Event (as defined in Section 15.6) and (b) a Change of Control (as defined in Section 15.3). If any Funding Event occurs, the Trust hereby established may not be revoked by Nordson until both that particular Funding Event and any other Funding Event that may have also occurred have been "terminated" (as defined in Section 15.7) and the Trust then may be revoked by Nordson if and only if no Change of Control has then occurred. Upon the occurrence of a Change of Control, the Trust hereby established shall become irrevocable. Nordson's General Counsel shall notify the Trustee promptly upon the occurrence of any Funding Event and of any Change of Control.

             1.3 The Trust is intended to be a grantor trust, of which Nordson is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code, and shall be construed accordingly.

             1.4 The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Nordson and shall be used exclusively for the uses and purposes herein set forth. No employee of Nordson shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under any Covered Plan or under this Trust Agreement shall be mere unsecured contractual rights against Nordson. Any assets held by the Trust will be subject to the claims of general creditors of Nordson under federal and state law in the event Nordson becomes Insolvent.

             Article 2.  Additional Funding

             2.1 Nordson, in its sole discretion, may at any time, or from time to time, make or cause to be made, directly or indirectly, additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

             2.2 If a Funding Event occurs, Nordson shall, as soon as practicable and in no event later than the day before the occurrence of any Change of Control related to that Funding Event, contribute to the Trust an amount equal to the excess, if any, of the Full Funding Amount (as defined in Section 15.5) over the sum of the value of the assets in the Trust (the "Current Trust Asset Value") immediately prior to the contribution.

             2.3 Immediately upon the occurrence of the first Change of Control to occur after the execution of this Trust Agreement and thereafter on each and every anniversary of that Change of Control, Nordson shall contribute to the Trust an amount equal to the excess, if any, of the Full Funding Amount over the Current Trust Asset Value immediately prior to the contribution.

             2.4 Any contribution made under this Article 2 shall be subject to withdrawal by Nordson only as provided in Article 3, dealing with discretionary withdrawals.

       Article 3.  Discretionary Withdrawals

             3.1 Nordson, in its sole discretion, at any time before the occurrence of the first to occur of a Funding Event or a Change of Control, may withdraw assets from the Trust provided that no such withdrawal shall reduce the Current Trust Asset Value, immediately after the withdrawal, to an amount below $100.

             3.2 Nordson shall not be entitled to make any discretionary withdrawal of assets from the Trust, after any Funding Event has occurred, until both that particular Funding Event and any other Funding Event that may have also occurred have been terminated and Nordson may then make such a discretionary withdrawal only if no Change of Control has then occurred. No discretionary withdrawal under this Section 3.2 shall reduce the Current Trust Asset Value, immediately after the withdrawal, to an amount below $100.

             3.3 After a Change of Control has occurred, Nordson may not make any discretionary withdrawal from the Trust. Nothing in this Article 3 shall restrict the right of Nordson to receive a reversion of excess assets under
Article 6.

             Article 4.  Payments to Participants

             4.1 Not later than 120 days after the occurrence of a Funding Event and again not later than 10 days following the occurrence of a Change of Control, Nordson shall deliver to the Trustee a schedule (the "Payment Schedule") that lists the names and addresses of all Participants and indicates the amounts payable and to become payable to each Participant and/or provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable and that indicates the form in which such amounts are to be paid, as provided for or available under each Covered Plan, and the time of commencement for payment of such amounts. At the same time as Nordson delivers the Payment Schedule to the Trustee, Nordson shall deliver to each Participant that portion of the Payment Schedule that pertains to amounts that may become payable to that particular Participant. After the occurrence of a Change of Control, Nordson shall update the Payment Schedule, provide revised versions thereof to the Trustee, and provide the relevant portions thereof to each Participant from time to time and at such times so that each termination of the employment of any Participant (or the occurrence of any other fact or circumstance that alters the payments due or to become due to any Participant under any of the Covered Plans) is taken into account in a current revised Payment Schedule that has been appropriately delivered to the Trustee and to each Participant (to the extent relevant to each such Participant) not later than ten days after its occurrence. Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with the Payment Schedule as it may be revised from time to time. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of each Covered Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by Nordson.

             4.2 Except as otherwise specifically provided herein, the entitlement of a Participant to payments from Nordson under a particular Covered Plan shall be determined under the terms of the particular Covered Plan at issue. It is Nordson's intention that any and all amounts that may become payable to Participants under the Covered Plans will be paid to the Participants at the times and in the amounts specified in the relevant Covered Plan.

             4.3 In order to provide added assurances to the Participants that the amounts to which they may be entitled under the Covered Plans will be calculated in good faith and paid promptly at the times and in the amounts specified in the respective Covered Plans, the following procedure shall be followed:

             (a) If, concurrently with or after the occurrence of a Change of Control, Nordson delivers to the Trustee a Payment Schedule indicating that a Participant is entitled to payments under a Covered Plan, the Trustee shall promptly thereafter deliver a copy of the relevant portion of the Payment Schedule to the Participant and shall make the payments so indicated in the Payment Schedule.

             (b) If, after the occurrence of a Change of Control, a Participant (either because no Payment Schedule has been delivered to the Trustee or because the Participant believes that the amounts specified in the Payment Schedule are incorrect) delivers written notice (a "Participant Payment Notice") to the Trustee that the Participant is entitled to payments under a Covered Plan and requesting that the Trustee make payments to the Participant pursuant to that Covered Plan, the Trustee shall promptly deliver a copy of the Participant Payment Notice to Nordson and thereafter:

             (i) if Nordson has not, within ten business days of the delivery of the Participant Payment Notice to the Trustee, delivered to the Trustee a notice (a "Nordson Stop Payment Notice") in which Nordson asserts that the Participant is not entitled to the payments set forth in the Participant Payment Notice, the Trustee shall make the payments set forth in the Participant Payment Notice, or, alternatively,

             (ii) if Nordson has, within ten business days of the delivery of the Participant Payment Notice to the Trustee, delivered to the Trustee a Nordson Stop Payment Notice, the disparity between the Participant Payment Notice and the Nordson Stop Payment Notice shall be resolved as provided in Section 4.4 below and any payments or portions thereof that are not in dispute shall be paid by the Trustee as and when due to the Participant.

             4.4 If the Trustee has received both a Participant Payment Notice and a Nordson Stop Payment Notice with regard to the same Covered Plan:

             (a) the Trustee shall engage the Accounting Firm (as defined in Section 15.1), at Nordson's expense, to determine what payments the Participant is entitled to under the particular Covered Plan, which determination shall be made by the Accounting Firm as promptly as practicable but in all events within 30 days of the engagement of the Accounting Firm by the Trustee,

             (b) Nordson shall cooperate with the Accounting Firm and provide to it all information that is available to Nordson and is required by the Accounting Firm to make the determination referred to in (a) above within the time frame set forth therein, and

             (c) unless and until ordered to do otherwise by an award of arbitrators following arbitration proceedings instituted pursuant to Section 4.5 below, the Trustee shall make payments to the Participant in the amount or amounts and at the time or times determined by the Accounting Firm.

             4.5 In the event of any dispute between a Participant and Nordson with respect to whether the Participant is entitled to payments (or the amounts thereof) under a Covered Plan and/or to payment thereof from the assets of the Trust, either party (Nordson or the Participant) may deliver to the other a demand for binding arbitration. If either party delivers any such demand to the other, the dispute shall be determined by binding arbitration conducted in Cleveland, Ohio according to the Commercial Arbitration Rules of the American Arbitration Association. In any such arbitration the arbitrators may consider, with such weight as they may deem appropriate, any determination by the Accounting Firm that may have been made as provided in Section 4.4 above. The award of the arbitrators will be final and binding and judgment on the award may be entered in any court having jurisdiction over the subject matter and the parties.

             4.6 In order to discourage Nordson from disputing, otherwise than in good faith, any amounts properly due to a Participant, the costs and expenses related to any arbitration proceeding referred to in Section 4.5 shall be borne as provided in this Section 4.6. Nordson shall bear the cost of its own attorneys and other representatives and all of the fees and expenses of the arbitrators and the arbitration proceedings. The reasonable fees and expenses of the Participant's attorneys relating to the subject matter of the arbitration shall be paid by Nordson unless and to the extent the arbitrators determine (which determination shall be final and binding upon the parties) that the positions advanced by the Participant in any such arbitration have no reasonable basis (which determination need not be made simply because the arbitrators decide against the Participant on any or all substantive points). If Nordson fails to pay any of the costs and expenses related to any arbitration as specified in this Section 4.6, the Trustee shall pay such amounts from the assets of the Trust.

             4.7 Nordson may make payments under any Covered Plan directly to or on behalf of a Participant as they become due under the terms of the Covered Plan. If Nordson makes any such payment it shall notify the Trustee of its decision to make such payments directly prior to the time amounts are payable to or on behalf of the Participant. In addition, if the principal of the Trust and any earnings thereon are not sufficient to make any payments that are due and payable under any Covered Plan in accordance with its terms, Nordson shall make the balance of each such payment as it falls due. The Trustee shall notify Nordson whenever principal and earnings are not sufficient.

             4.8 When making any payment to a Participant under a Covered Plan that is overdue, the Trustee shall increase the amount of the payment to include interest on the overdue payment from the date due to the date of the distribution calculated on a daily basis, compounded as of the end of each calendar month, and using as the interest rate for each calendar month or part thereof during the period with respect to which interest is due the prime lending rate published by KeyBank National Association or its successor and in effect on the first day of that calendar month.

             4.9 Whenever a payment under a Covered Plan with respect to a participant is payable to a beneficiary of the Participant rather than to the Participant, the beneficiary shall be entitled to all of the rights of the Participant under all of the provisions of this Trust Agreement with respect to that payment.

             Article 5.  Trustee Responsibility when Nordson Is Insolvent

             5.1 The Trustee shall cease payments to Participants from the Trust if Nordson is Insolvent. Nordson shall be considered "Insolvent" for purposes of this Trust Agreement if (a) it is unable to pay its debts as they become due, or
(b) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. In determining whether Nordson is Insolvent for purposes of this Trust Agreement, the Trustee may engage the service of legal, accounting, financial and other advisors, which may be advisors to Nordson, to assist it in the determination. Nordson agrees to cooperate fully with any reasonable inquiry of the Trustee or such advisors in making the determination of Nordson's Insolvency. During the determination of Nordson's Insolvency, the Trustee may, in its discretion, suspend any transfer or distribution of assets. To the extent that the Trustee engages the services of an advisor, the Trustee may rely, without further inquiry, on the written determination of that advisor as to the solvency or Insolvency of Nordson. All costs reasonably incurred by the Trustee in making the determination of Nordson's Insolvency shall be reimbursed to the Trustee by Nordson, and if not so reimbursed, shall be chargeable against the Trust.

             5.2 At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of Nordson under federal and state law as set forth below.

             (a) The Board of Directors and the Chief Executive Officer of Nordson shall have the duty to inform the Trustee in writing of Nordson's Insolvency. If a person claiming to be a creditor of Nordson alleges in writing to the Trustee that Nordson has become Insolvent, the Trustee shall determine whether Nordson is Insolvent and, pending such determination, the Trustee shall not transfer any Trust assets to any other party.

             (b) Unless the Trustee has actual knowledge of Nordson's Insolvency, or has received notice from Nordson or a person claiming to be a creditor alleging that Nordson is Insolvent, the Trustee shall have no duty to inquire whether Nordson is Insolvent. The Trustee may in all events rely on such evidence concerning Nordson's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Nordson's solvency.

             (c) If at any time the Trustee has determined that Nordson is Insolvent, the Trustee shall hold the assets of the Trust for the benefit of the general creditors of Nordson. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of Nordson.

             (d) The Trustee shall resume the making of payments to Participants in accordance with Section 4 of this Trust Agreement only after the Trustee has determined that Nordson is not Insolvent (or is not any longer Insolvent).


             5.3 Provided that there are sufficient assets, if the Trustee discontinues payments under the Covered Plans from the Trust pursuant to Section
5.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Covered Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Participants by Nordson in lieu of the payments provided for hereunder during any such period of discontinuance.

             Article 6.  Reversion of Excess Assets

             From time to time after the third anniversary of the first Change of Control occurring after the execution of this Trust Agreement, if and when requested by Nordson to do so, the Trustee shall engage the services of the Accounting Firm, at the expense of Nordson, to determine the Aggregate Plan Liability (as defined in Section 15.2). If the Current Trust Asset Value at the time of the calculation exceeds 150% of the dollar amount of the Aggregate Plan Liability and the Trustee is requested to do so by Nordson, the Trustee shall pay the amount of any such excess over 150% to Nordson. The Trustee shall determine, in its sole discretion, how the funds necessary to make any such payment are to be raised from Trust assets.

             Article 7.  Payments to Nordson

             Except as provided in Article 3 or in Article 6, Nordson shall not have any right or power to direct the Trustee to return to Nordson or to divert to others any of the Trust assets before all payments that may become payable to any and all Participants under the Covered Plans (as defined in Section 15.4) have been made to Participants. At such point in time as no further payments are payable or may become payable in the future to or with respect to any Participant under any Covered Plan, the remaining assets of the Trust shall be paid to Nordson.

             Article 8.  Investment Authority

             8.1 The Trustee shall invest and reinvest the trust property, including any income accumulated and added to principal, only in (a) annuity or life insurance contracts that either have been contributed to the trust property by Nordson or are issued by one or more insurance companies that are rated at least A++ by Best Life Insurance Reports; (b) interest-bearing deposit accounts or certificates issued or offered by any one or more Federal Deposit Insurance Corporation insured financial institutions having in each case a high credit rating and a capital and surplus of at least $1,000,000,000 in the aggregate;
(c) direct obligations of the United States of America, or obligations the payment of which is guaranteed, as to both principal and interest, by the government or an agency of the government of the United States of America; (d) readily marketable debt securities listed on a United States national securities exchange (other than securities of Nordson) that are rated at least "investment grade" by one or more nationally recognized rating agencies; or (e) shares or other units of participation in any mutual fund, investment trust, or common trust fund maintained by the Trustee, which are invested exclusively or predominantly in assets described in the foregoing clauses (a) through (d) of this Section 8.1. In no event may the Trustee invest in securities (including stock or the right to acquire stock) or obligations issued by Nordson, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee. The Trustee shall not be liable to any Participant for any insufficiency of the Trust property to discharge all benefits due the same under the Covered Plans; rather, the liability for all such benefits shall be and remain the primary and ultimate responsibility of Nordson.

             8.2 The Trustee is empowered to register securities, and to take and hold title to other property, in the name of the Trustee or in the name of a nominee without disclosing the Trust. Securities also may be held in bearer form and may be held in bulk with certificates of the same class and issuer which are assets of other fiduciary accounts. The Trustee shall be responsible for any wrongful acts of any nominee of the Trustee.

             8.3 The Trustee is empowered to take all actions necessary or advisable in order to collect any life insurance, annuity, or other benefits or payments of which the Trustee is the designated beneficiary.

             8.4 Nordson may maintain in force all life insurance policies held in the Trust by paying premiums and other charges due thereon. If any such premiums or other charges are not paid directly by Nordson, the Trustee shall, to the extent it has cash or its equivalent readily available for the payment of premiums due or policy loans and/or dividends are available for such purpose, pay premiums due with such cash or its equivalent or policy loans and/or dividends, as the Trustee may deem best; but if the Trustee does not have sufficient cash or its equivalent readily available and policy loans and dividends are not available, then the Trustee shall dispose of or otherwise use other assets held by it in the Trust to generate the necessary cash or, if no such other assets are available, the Trustee may surrender one or more of the life insurance policies in order to generate cash with which to pay premiums on one or more of the other life insurance policies. The Trustee shall have no liability to Nordson or any other person if, as a result of an insufficiency of cash or its equivalent, policy loans and dividends, and assets that can be disposed of or otherwise used to generate cash, the Trustee is unable to pay premiums as they become due.

             8.5 The Trustee shall be named sole owner and beneficiary of each life insurance policy held in the Trust and shall have full authority and power to exercise all rights of ownership relating to the policy, except that the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

             8.6 The Trustee shall have the power to acquire additional life insurance coverage on Participants through application for new life insurance. Prior to a Change in Control, the Trustee shall acquire any additional life insurance from the agent or agents designated by Nordson. After a Change in Control, the Trustee may acquire any additional life insurance from any agent or agents that it, in its sole discretion, deems appropriate.

             Article 9.  Accounting by Trustee

             The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and other transactions required to be made, including such specific records as shall be agreed upon in writing between Nordson and the Trustee. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by Nordson. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to Nordson a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

             Article 10. Calculations of Current Trust Asset Value and Aggregate Plan Liability

             10.1 Any determination of the Current Trust Asset Value that is to be made before the occurrence of any Change of Control shall be made by Nordson. After the occurrence of a Change of Control, all determinations of the Current Trust Asset Value shall be made by the Trustee and may be based on the determination of one or more qualified independent appraisers, consultants, or other experts retained by the Trustee for that purpose.

             10.2 Any determination of the Aggregate Plan Liability that is to be made before the occurrence of any Change of Control shall be made by Nordson. After the occurrence of a Change of Control, all determinations of the Aggregate Plan Liability (as defined in Section 15.2) shall be made by the Trustee and may be based on the determination of one or more qualified independent actuaries, consultants, or other experts retained by the Trustee for that purpose. All such determinations shall be based on the terms of the Covered Plans and the actuarial assumptions and methodology set forth in Exhibit B.

             10.3 Nordson shall pay all costs incurred in determining from time to time the Current

Trust Asset Value and/or the Aggregate Plan Liability. If not so paid, these costs shall be paid from the Trust. Nordson shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such costs paid out of the Trust.

             Article 11.  Responsibility of Trustee

             11.1 The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval that is contemplated by, and in conformity with, the terms of the Trust and is given in writing by Nordson prior to the occurrence of any Change of Control. In the event of a dispute between Nordson and any other party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

             11.2 If the Trustee undertakes or defends any litigation arising in connection with the Trust, Nordson agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If such costs, expenses, and liabilities are not paid by Nordson in a reasonably timely manner, the Trustee may obtain payment from the Trust. Nordson shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such costs, expenses, and liabilities paid out of the Trust.

             11.3 The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder.

             11.4 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder, including, without limitation, to assist it in enforcing against Nordson any of the obligations of Nordson under this Trust Agreement.

             11.5 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

             11.6 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

             Article 12.  Compensation and Expenses of Trustee

             The Trustee shall be entitled to receive reasonable compensation for its services in accordance with its published fee schedule as in effect from time to time. The Trustee shall be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Sections 11.3 and 11.4 of this Trust Agreement. Such compensation and expenses shall be payable by Nordson. If not so paid, the fees and expenses shall be paid from the Trust. Nordson shall reimburse the Trust within 30 days after receipt of a bill from the Trustee for any such fees or expenses paid out of the Trust.

             Article 13.  Tenure and Succession of Trustee

             13.1 Nordson may remove any trustee from time to time serving under this Trust Agreement at any time upon giving 60 days written notice to such trustee, and each trustee from time to time serving under this instrument shall have the right to resign by delivering a written notice of resignation to Nordson, except that: (a) Nordson shall not have any power to remove the Trustee at any time after a Change of Control, and (b) no such removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with Section 13.2.

             13.2 If [             ], or any successor to it designated in
accordance with this Section 13.2, for any reason shall decline, cease, or otherwise fail to serve as trustee, the vacancy in the trusteeship shall be filled by such bank or trust company, wherever located, having a capital and surplus of at least $25,000,000 in the aggregate, as shall be designated by Nordson (if the designation is made prior to the occurrence of any Change of Control) or by the resigning Trustee (if the designation is made after the occurrence of any Change of Control).

             13.3 Upon acceptance of the Trust, each successor trustee shall be vested with the title to the Trust property possessed by the trustee that it succeeds and shall have all the powers, discretion, and duties of such predecessor trustee. No successor trustee shall be required to furnish bond.

             13.4 Each successor trustee may accept as complete and correct and may rely upon any accounting by any predecessor trustee and upon any statement or representation by any predecessor trustee as to the assets comprising or any other matter pertaining to the administration of the Trust. No successor trustee shall be liable for any act or omission of any predecessor trustee or have any duty to enforce or seek to enforce any claim of any kind against any predecessor trustee on account of any such act or omission.

             Article 14.  Amendment or Termination

             14.1 Except as provided in the second sentence of this Section 14.1, at any time before the occurrence of the first Change of Control to occur after the execution of this Agreement, Nordson, in its sole discretion, may amend this Trust Agreement (including the exhibits hereto) in any manner and may terminate this Trust Agreement. If at any particular point in time (a) one or more Funding Events have occurred, (b) one or more of those Funding Events has not yet been terminated, and (c) no Change of Control has occurred, then Nordson may not, at that particular time, terminate this Trust Agreement and may amend this Trust Agreement only if and to the extent permitted by Section 14.2 below.

             14.2 Whenever (a) one or more Funding Events have occurred, (b) one or more of those Funding Events has not yet been terminated, and (c) no Change of Control has occurred, Nordson may not terminate this Trust Agreement but may add one or more additional plans or agreements to the class of Covered Plans and may amend this Trust Agreement (including the exhibits hereto), provided that
(x) Nordson determines, in the exercise of its reasonable discretion, that the amendment is in the best interests of the Participants, taken as a group, (y) no such amendment shall remove any plan or agreement from the class of Covered Plans unless the plan has been terminated and there are no further obligations due or to become due thereunder to any Participant, and (z) no such amendment shall have the effect of adding circumstances under which a Funding Event shall be deemed to have terminated, affect the determination of the Aggregate Plan Liability or the Full Funding amount so as to reduce these amounts, or in any manner permit the withdrawal or diversion of assets from the Trust.

             14.3 After a Change of Control has occurred, this Trust Agreement (including the exhibits hereto) may not be amended or terminated except as provided in Section 14.5.

             14.4 Unless earlier revoked pursuant to Section 1.2, the Trust shall not terminate until the date on which Participants are no longer entitled to any further payments pursuant to the terms of any Covered Plans. Upon termination of the Trust on or after that date, any assets remaining in the Trust shall be returned to Nordson.

             14.5 Upon written approval of all Participants who are or may in the future be entitled to receive any payment pursuant to the terms of any of the Covered Plans, Nordson may terminate the Trust prior to the time all payments that are or may become due in the future under the Covered Plans have been made. All assets in the Trust at any such termination shall be returned to Nordson.

             Article 15.  Certain Definitions

Certain capitalized terms not defined elsewhere in this Trust Agreement are defined in Article 15 below.

             15.1 From and after the occurrence of the first Change of Control to occur after the execution of this Trust Agreement, the term "Accounting Firm" shall mean the independent auditors of Nordson for the fiscal year preceding the first year in which there occurred either (a) that Change of Control or (b) any Funding Event that had not terminated before the occurrence of that Change of Control and such firm's successor or successors; provided, however, if such firm is unable or unwilling to serve and perform in the capacity contemplated by this Trust Agreement, those members of the Board of Directors of Nordson (as constituted immediately before the Change of Control) who are not and have never been employees of Nordson shall select another national accounting firm of recognized standing to serve and perform in that capacity under this Trust Agreement, except that such other accounting firm shall not be the then independent auditors for Nordson or any of its affiliates (as defined in Rule 12b-2 promulgated under the 1934 Act).

             15.2 The term "Aggregate Plan Liability" as at any time shall mean the maximum amount of payments that have not yet been paid but could become payable in the future under the Covered Plans, determined as provided in Section 10.2.

             15.3 A "Change of Control" shall be deemed to occur if and when there occurs any of the circumstances set forth in any of clauses (a) through
(d) of this Section 15.3.

             A. Any Person or group commences a tender offer for more than 50% of the outstanding shares that is not recommended by the Board of Directors of Nordson and one of the following occurs:

                   (i) More than 50% of the outstanding shares are acquired.

                   (ii) While the tender offer remains open, Nordson is sold or agrees to be sold, whether by sale of assets, sale of stock, merger, or otherwise.

             B. Any Person or group solicits proxies for the election of individuals who are not nominated or approved by the Board of Directors of Nordson and either:

                   (i) the solicitation results in the election of directors that constitute a majority of any class of directors or a majority of the full Board, or

                   (ii) the solicitation results in the election of two or more directors, but less than a majority of any class of directors or a majority of the full Board, and while at least two of those directors remain in office Nordson is sold or agrees to be sold.

             C. Any Person or group becomes the beneficial owner of 50% or more of the outstanding shares without prior Board approval.

             D. Any Person or group becomes the beneficial owner of 15% or more of the outstanding shares without prior Board approval and, while the Person or group continues to own 15% or more of the outstanding shares, Nordson is sold or agrees to be sold.

             15.4 The term "Covered Plan" means any one of the plans and agreements identified on Exhibit A, as the same may be amended from time to time in accordance with Sections 14.1 and 14.2 above.

             15.5 The term "Full Funding Amount" as of any point in time shall mean an amount equal to 125% of the Aggregate Plan Liability as of that point in time.

             15.6 A "Funding Event" shall be deemed to occur if and when there occurs any of the circumstances set forth in any of the following clauses (a) through (c):

             A. Any Person or group commences a tender offer for more than 50% of the outstanding shares that is not recommended by the Board of Directors of Nordson.

             B. Any Person or group solicits proxies for the election of two or more directors not nominated or approved by the Board of Directors of Nordson.

             C. Any Person or group becomes the beneficial owner of 15% or more of the outstanding shares without prior Board approval.

             15.7  A Funding Event shall be deemed to have "terminated:"

             A. If funding of the Trust was required by reason of an unsolicited tender offer or exchange offer, either:

                   (i) the tender offer or exchange offer is withdrawn or terminated without the acquisition of 15% or more of the outstanding shares, or

                   (ii) if the Person or group acquires 15% or more, but less than a majority, of the outstanding shares, the Person or group subsequently disposes of enough shares so that beneficial ownership falls below 15%.

             B. If funding of the Trust was required by reason of a solicitation of proxies for the election of directors, either:

                   (i) the solicitation results in the election of less than two directors, or

                   (ii) the solicitation results in the election of more than two directors, but less than a majority of any class of directors or a majority of the full Board, and enough of those directors leave office so that fewer than two remain as directors.

             C. If funding of the Trust was required by reason of the acquisition of beneficial ownership of 15% or more, but less than a majority, of the outstanding shares without prior Board approval, if the percentage of shares beneficially owned by the Person or group subsequently falls below 15%.

             15.8 The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

             15.9 The term "Person" shall mean a "person" as used in Section 13(d) and Section 14(d)(2) of the 1934 Act.

             15.10 The term "Participant" shall mean a person who is a participant in or party to any of the Covered Plans.

             15.11 The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

             16.  Miscellaneous

             16.1 Any action to be taken by Nordson hereunder shall be by action of the Chief Executive Officer or any Vice President of Nordson, except that the actions described in Sections 1.2, 13.1, 14.1, and 14.2 may be taken only by the Board of Directors of Nordson.

             16.2 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

             16.3 This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


             IN WITNESS WHEREOF, Nordson and the Trustee have executed this Trust Agreement as of the date first above written.

[                          ]                    Nordson Corporation


By_________________________________             By___________________________

        The "Trustee"

                                    EXHIBIT A

                                  Covered Plans

Nordson Corporation Excess Defined Benefit Pension Plan

Nordson Corporation Excess Defined Contribution Retirement Plan

Nordson Corporation Officers' Deferred Compensation Plan

Supplemental pension payments pursuant to employment agreements with Messrs. [
].

Retirement payments to retired officer, [                              ].

[Amounts payable under employment agreements with [             ].]

                                    EXHIBIT B

                         Assumptions and Methodology for
                      Determining Aggregate Plan Liability

             1. The liability for benefits under each Covered Plan will be calculated using two different assumptions as to when Participants terminate service:

                   (a) As of the date of the first Change of Control occurring after the execution of this Trust Agreement.

                   (b) Thirty months after the first Change of Control occurring after the execution of this Trust Agreement, assuming future compensation continues at current levels, and future deferrals under deferred compensation plans continue pursuant to prior elections.

The liability for accrued benefits under each Covered Plan will be the greater of the liabilities calculated in accordance with (a) and (b) above.

             2. Calculations will be based upon the most valuable optional form of payment available to the Participant.

             3. The liability for benefits under deferred compensation or other defined contribution Covered Plans shall be equal to the deferral or other account balances (vested and unvested) of Participants as of the applicable date, plus projected deferrals expected to be made within 30 months after the applicable date pursuant to prior elections. Account balances of Participants under a Plan shall be calculated based on crediting the highest rate of interest which may become payable to Participants under the Plan.

             4. The liability for benefits under other Covered Plans shall be equal to the present value of accrued benefits (vested and unvested) of Participants as of the relevant dates under 1(a) or (b) above.

             5. No mortality is assumed prior to the commencement of benefits. Future mortality is assumed to occur in accordance with the 1983 Group Annuity Table Unisex Rates after the commencement of benefits.

             6. The present value of amounts shall be determined using a discount rate equal to the then current Pension Benefit Guaranty Corporation immediate annuity rate for a nonmultiemployer plan.

             7. In determining the dollar cost of providing any benefit that is to be provided in stock or the value of which is dependent upon the value of common shares of Nordson, the dollar cost shall of providing those benefits shall be determined using a value for common shares of Nordson equal to 140% of the highest closing price for common shares of Nordson at any time within the six month period ending on the determination date.

             8. Where left undefined above, calculations will be performed in accordance with generally accepted actuarial principles.